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                                                                      EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Helene Curtis Industries, Inc. on Form S-8 (File Nos. 33-4837, 33-27695 and 33-26922) of our report dated April 3, 1995, on our audits of the consolidated financial statements of Helene Curtis Industries, Inc., as of February 28, 1995 and 1994 and for each of the three years in the period ended February 28, 1995, which report is incorporated by reference in this Annual Report on Form
10-K from the 1995 Annual Report to Stockholders of Helene Curtis Industries, Inc. on Page 21 therein.


BY (SIGNATURE)                       s/COOPERS & LYBRAND L.L.P.
(NAME AND TITLE)                     COOPERS & LYBRAND L.L.P.
                                     Chicago, Illinois
DATE                                 May 25, 1995